Exhibit 21.1

Subsidiaries of Sensus Metering Systems (Bermuda 2) Ltd. as of March 31, 2008

Sensus Metering Systems Inc.	Delaware

Sensus Metering Systems IP Holdings, Inc.	Delaware

M&FC Holding LLC	Delaware

Smith – Blair, Inc.	Delaware

Sensus Precision Die Casting, Inc.	Delaware

Sensus Metering de Brasil Ltda	Brazil

Sensus Metering Systems (Chile) SA	Chile

Sensus Metering Systems De Mexico S de RL de CV	Mexico

Sensus Metering Systems (Bermuda 3) Ltd.	Bermuda

Sensus Metering Systems (LuxCo 1) S.A.R.L	Luxembourg

Sensus Metering Systems (LuxCo 2) S.A.R.L	Luxembourg

Sensus Metering Systems (LuxCo 3) S.A.R.L	Luxembourg

Sensus Metering Systems (LuxCo 4) S.A.R.L	Luxembourg

Sensus Metering Systems (LuxCo 5) S.A.R.L	Luxembourg

Sensus Metering Systems (UK Holdings) Ltd.	United Kingdom

Sensus Metering Systems Ltd.	United Kingdom

Sensus Energy Metering Ltd.	United Kingdom

UGI Global (Sales & Distribution) Ltd.	United Kingdom

UGI Global Ltd.	United Kingdom

UGI Licensees Ltd.	United Kingdom

Sensus Metering Systems Israel Ltd.	Israel

Beijing United Gas Meters Co. Ltd.	China

Sensus Metering Systems India Ltd.	India

IMS Holdings GmbH	Germany

Sensus Metering Services GmbH	Germany

Sensus Metering Systems (Hannover) GmbH	Germany

Sensus Metering Systems (Ludwigshafen) GmbH	Germany

Sensus Manufacturing Shanghai Ltd.	China

Sensus – Rongtai (Yangzhou) Precision Die Casting Co., Ltd.	China

Medidores Meinecke SA	Argentina

Invensys Thai Metering Systems Ltd.	Thailand

Sensus Metering Systems South Africa (Pty) Limited	South Africa

Sensus Metering Systems a.s.	Slovak Republic

Sensus Metering Systems S.R.L.	Italy

Sensus Metering Systems SA	Spain

Sensus Metering Systems (France Holdings) SAS	France

Sensus Metering Systems (Czech Republic) Spol Sro	Czech Republic

Premex Bel IP	Belarus

Invest – Premex, o.o.o.	Ukraine

Sensus Metering Systems SAS	France

Sensus Metering Systems SPA	Algeria

Sensus Metering Systems (Morocco) SA	Morocco

Sensus Metering Systems Polska Spolka z.o.o.	Poland

Sensus Metering Systems Canada Inc.	Canada

Sensus Metering Systems (Fuzhou) Co., Ltd.	China